Exhibit 7.1

DE JOYA GRIFFITH

Certified Public Accountants and Consultants

April 26, 2013

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

RE: EZJR, Inc.

We have read the statements that we understand EZJR, Inc. will include under Item 4.02 of the Form 8-K report it will file regarding the non-reliance on their previously issued financial statements. We agree with such statements made regarding our firm.

Very truly yours,

De Joya Griffith, LLC

Certified Public Accountants

Corporate Headquarters:

De Joya Griffith, LLC

2580 Anthem Village Drive, Henderson, NV 89052 Phone: (702) 563-1600 Fax: (702) 920-8049